Exhibit 99.1

Renewable Energy Group Reports Second Quarter 2018 Financial Results
Q2 2018 Highlights

•	Net income of $33.0 million or $0.78 per diluted share, up from net loss of $34.8 million, or $0.90 per diluted share y/y

•	Adjusted net income of $23.5 million or $0.56 per share, up from $4.5 million, or $0.12 per share excluding allocation of the 2017 BTC y/y

•	Adjusted EBITDA of $42.3 million, up from $19.7 million y/y, excluding allocation of the 2017 BTC

•	Revenues of $580.2 million, up 8% y/y

•	172 million gallons sold, up 7% y/y

•	124 million gallons produced, up 6% y/y

Ames, IA, August 6, 2018 - Renewable Energy Group, Inc. ("REG" or the "Company") (NASDAQ:REGI) today announced its financial results for the second quarter ended June 30, 2018.
"We produced outstanding results in the first half of the year, demonstrating our ability to execute across all aspects of our business," said Randy Howard, President and Chief Executive Officer.  "We tripled our Adjusted EBITDA for the first six months compared to last year, excluding allocation of the 2017 BTC, which is an accomplishment made even more impressive because our Geismar renewable diesel refinery was offline for three weeks due to planned maintenance.  With Geismar back online and once again producing above nameplate capacity, combined with a solid margin environment, we look forward to a strong second half of the year."
Net income attributable to common stockholders was $33.0 million in the second quarter of 2018, compared to net loss of $34.8 million in the second quarter of 2017. The improvement in net income reflects better margins in 2018 as well as more gallons sold. Adjusted net income was $23.5 million compared to Adjusted net income of $4.5 million in the second quarter of 2017, excluding allocation of the 2017 BTC. Second quarter 2018 Adjusted EBITDA was $42.3 million, compared to Adjusted EBITDA of $19.7 million in the second quarter of 2017, excluding allocation of the 2017 BTC.  After reallocating the net benefit of the BTC to applicable periods in 2017, Adjusted net income was $62.5 million and Adjusted EBITDA was $79.1 million in the second quarter of 2017.
Revenues for the quarter were $580.2 million on 171.9 million gallons of fuel sold. Revenues in the second quarter increased $45.0 million compared to the second quarter of 2017 mainly due to more gallons sold and a higher average selling price in the second quarter of 2018, partially offset by lower revenue from sales of separated RINs.
The Company estimates that if the currently lapsed BTC is retroactively reinstated for 2018 on the same terms as in 2017, REG's net income, Adjusted net income and Adjusted EBITDA would each increase by approximately $66.2 million for business conducted in the quarter ended June 30, 2018 and would each increase by approximately $108.7 million for business conducted in the first six months of 2018.

Second Quarter 2018 Highlights
All figures refer to the quarter ending June 30, 2018, unless otherwise noted. All comparisons are to the quarter ended June 30, 2017 unless otherwise noted.
REG sold a total of 171.9 million gallons of fuel, an increase of 7.3% primarily due to increased biodiesel and petroleum gallons sold, partially offset by fewer sales of biomass-based diesel gallons produced by third parties. The average selling price per gallon was $3.11, an increase of 8.7% excluding allocation of the 2017 BTC. The Company produced 124.4 million gallons of biomass-based diesel during the quarter, a 5.9% increase.
Revenues were $580.2 million, an increase of 8.4% that was primarily due to the increase in gallons sold and higher average selling price per gallon partially offset by lower revenue from sales of separated RINs.
Gross profit was $57.6 million, or 9.9% of revenues, compared to gross profit of $31.5 million, or 5.9% of revenues. Gross profit as a percentage of revenue increased due to lower feedstock costs and operational improvements, partially offset by declining RIN prices.
Net income attributable to common stockholders was $33.0 million, or $0.78 per share on a fully diluted basis. This compares to a net loss of $34.8 million, or $0.90 per share on a fully diluted basis in the second quarter of 2017. Adjusted net income attributable to common stockholders was $23.5 million, or $0.56 per share, compared to an adjusted net income excluding allocation of the 2017 BTC of $4.5 million, or $0.12 per share, on a fully diluted basis in the second quarter of 2017. Adjusted EBITDA was $42.3 million compared to $19.7 million, excluding allocation of the 2017 BTC, in the second quarter 2017.
At June 30, 2018, REG had cash and cash equivalents of $221.8 million, an increase of $144.1 million from December 31, 2017. This increase is mainly due to receipt of the 2017 BTC refunds in 2018.
At June 30, 2018, accounts receivable were $91.2 million, or 14 days of sales. Accounts receivable at December 31, 2017 were $90.6 million. Inventory was $141.7 million at June 30, 2018, or 24 days of cost of sales, an increase of $6.2 million from December 31, 2017. Accounts payable were $120.7 million and $84.6 million at June 30, 2018 and December 31, 2017, respectively. The increase in accounts payable is due to amounts due to customers resulting from the retroactive BTC reinstatement.
The table below summarizes REG’s results for the second quarter of 2018.
REG Q2 2018 and Q2 2017 Revenues, Net Income (Loss), Adjusted Net Income (Loss) and Adjusted EBITDA Summary
(dollars and gallons in thousands)

	Q2 2018	Q2 2017	Y/Y Change
Gallons sold	171,943	160,219	7.3%
Average selling price per gallon, excluding the BTC	$3.11	$2.86	8.7%
Total revenues	$580,150	$535,103	8.4%
Net income (loss) attributable to common stockholders	$32,956	$(34,809)	N/M
Adjusted Net Income excluding 2017 BTC allocation	$23,477	$4,486	423.3%
Adjusted Net Income	$23,477	$62,474	(62.4)%
Adjusted EBITDA excluding 2017 BTC allocation	$42,308	$19,703	114.7%
Adjusted EBITDA	$42,308	$79,068	(46.5)%

Reconciliation of Non - GAAP Measures
The Company believes supplementing its consolidated financial statements presented in accordance with GAAP with non-GAAP measures provides investors with useful information regarding the Company's core operating performance, as well as short-term and long-term trends.
Adjusted net income and adjusted diluted earnings per common share are derived from GAAP results by excluding the non-cash impacts related to the change in the estimated fair value of the convertible debt conversion liability, change in fair value of contingent considerations, impairment of assets, and stock compensation, coupled with allocation of the net benefit of the 2017 BTC as set forth in the footnotes to the tables below and the other items identified in the tables below that we believe are not related to our core operating activities.
Earnings before interest, taxes, depreciation and amortization, and further adjusted for certain additional items identified in the table below, or Adjusted EBITDA, is presented in order to assist investors in analyzing performance across reporting periods on a consistent basis by excluding items that are not believed to be indicative of core operating performance. Adjusted EBITDA is used by the Company to evaluate, assess and benchmark financial performance on a consistent and a comparable basis and as a factor in determining incentive compensation for Company executives.
Adjusted net income, adjusted diluted earnings per common share and Adjusted EBITDA as presented by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, financial performance measures prepared in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted EPS Reconciliation:
The following table sets forth Adjusted Net Income (Loss) and Adjusted net income (loss) per share for the periods presented, as well as a reconciliation to net income (loss) determined in accordance with GAAP:

(In thousands, except per share amounts)	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Net income (loss) attributable to the Company	$33,850	$(34,809)	$248,239	$(50,723)
Gain on involuntary conversion	(454)	—	(4,454)	—
Gain on sale of assets	—	—	(990)	—
Change in fair value of convertible debt conversion liability	—	32,546	—	32,718
Change in fair value of contingent considerations	(7,129)	(24)	(8,669)	565
Gain on debt extinguishment	(2,337)	—	(2,105)	—
Loss on the Geismar lease termination	—	3,967	—	3,967
Other (income) expense, net	(2,066)	(32)	(2,289)	288
Impairment of assets	—	1,341	—	1,341
Straight-line lease expense	(3)	(85)	(35)	(117)
Executive severance payment	50	—	215	—
Non-cash stock compensation	2,203	1,688	3,997	2,996
2017 BTC (1)	—	—	(204,936)	—
Adjusted net income (loss) attributable to the Company	$24,114	$4,592	$28,973	$(8,965)
Effect of participating share-based awards	637	106	730	—
Adjusted net income (loss) excluding 2017 BTC allocation attributable to common stockholders	$23,477	$4,486	$28,243	$(8,965)

Adjusted net income (loss) attributable to the Company	$24,114	$4,592	$28,973	$(8,965)
Allocation of 2017 BTC	—	59,365	—	96,093
Adjusted net income (loss) including 2017 BTC allocation attributable to the Company	24,114	63,957	28,973	87,128
Effect of participating share-based awards	637	1,483	730	1,936
Adjusted net income (loss) including 2017 BTC allocation attributable to common stockholders	$23,477	$62,474	$28,243	$85,192

Net income (loss) per share attributable to common stockholders
Diluted	$0.78	$(0.90)	$5.94	$(1.31)

Adjusted net income (loss) excluding 2017 BTC allocation per share attributable to common stockholders
Diluted	$0.56	$0.12	$0.69	$(0.23)

Adjusted net income including 2017 BTC allocation per share attributable to common stockholders
Diluted	$0.56	$1.61	$0.69	$2.20
(1) On February 9, 2018, the Biodiesel Mixture Excise Tax Credit ("BTC") was retroactively reinstated for the 2017 calendar year. The retroactive credit for 2017 resulted in a net benefit to us that was recognized in the first quarter of 2018 for GAAP purposes. Because this credit relates to the 2017 full year operating performance and results, we removed the net benefit of the 2017 BTC from our 2018 results and allocated a portion of the net benefit of the tax credit to each of the four quarters of 2017 based upon gallons sold.

Adjusted EBITDA Reconciliation:
The following table sets forth Adjusted EBITDA for the periods presented, as well as a reconciliation to net income (loss) determined in accordance with GAAP:

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
(In thousands)
Net income (loss)	$33,850	$(34,809)	$248,239	$(50,723)
Adjustments:
Income tax expense	3,835	1,960	2,632	3,035
Interest expense	4,925	4,479	9,576	9,015
Depreciation	9,124	8,523	17,983	16,946
Amortization	310	149	618	276
EBITDA	52,044	(19,698)	279,048	(21,451)
Gain on involuntary conversion	(454)	—	(4,454)	—
Gain on sale of assets	—	—	(990)	—
Change in fair value of convertible debt conversion liability	—	32,546	—	32,718
Change in fair value of contingent liability	(7,129)	(24)	(8,669)	565
Gain on debt extinguishment	(2,337)	—	(2,105)	—
Other (income) expense, net	(2,066)	(32)	(2,289)	288
Impairment of assets	—	1,341	—	1,341
Loss on the Geismar lease termination	—	3,967	—	3,967
Straight-line lease expense	(3)	(85)	(35)	(117)
Executive severance	50	—	215	—
Non-cash stock compensation	2,203	1,688	3,997	2,996
2017 BTC (1)	—	—	(204,936)	—
Adjusted EBITDA excluding 2017 BTC allocation	42,308	19,703	59,782	20,307
Allocation of 2017 BTC (1)	—	59,365	—	96,093
Adjusted EBITDA	$42,308	$79,068	$59,782	$116,400
(1) On February 9, 2018, the Biodiesel Mixture Excise Tax Credit ("BTC") was retroactively reinstated for the 2017 calendar year. The retroactive credit for 2017 resulted in a net benefit to us that was recognized in the first quarter of 2018 for GAAP purposes. Because this credit relates to the 2017 full year operating performance and results, we removed the net benefit of the 2017 BTC from our 2018 results and allocated a portion of the net benefit of the tax credit to each of the four quarters of 2017 based upon gallons sold.

About Renewable Energy Group
Renewable Energy Group, Inc. (NASDAQ: REGI) is a leading provider of cleaner, lower carbon intensity products and services. We are an international producer of biomass-based diesel, a developer of renewable chemicals and are North America's largest producer of advanced biofuel. REG utilizes an integrated procurement, distribution, and logistics network to convert natural fats, oils, greases, and sugars into lower carbon intensity products. With 14 active biorefineries, a feedstock processing facility, research and development capabilities and a diverse and growing intellectual property portfolio, REG is committed to being a long-term leader in bio-based fuel and chemicals.
Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding expected production at our Geismar renewable diesel facility and an expected favorable margin environment in the second the half of 2018, the possible retroactive reinstatement of the BTC for 2018, and the estimated benefits to Adjusted net income and Adjusted EBITDA if the BTC is retroactively reinstated for 2018. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, potential changes in governmental programs and policies requiring or encouraging the use of biofuels, including RFS2; availability of federal and state governmental tax incentives and incentives for biomass-based diesel production, including that the BTC may not be retroactively reinstated for 2018 or that it may be reinstated on less favorable terms; changes in the spread between biomass-based diesel prices and feedstock costs; the future price and volatility of feedstocks; the future price and volatility of petroleum and products derived from petroleum; risks associated with fire, explosions, leaks and other natural disasters at our facilities; the effect of excess capacity in the biomass-based diesel industry; unanticipated changes in the biomass-based diesel market from which we generate almost all of our revenues; seasonal fluctuations in our operating results; competition in the markets in which we operate; our dependence on sales to a single customer; technological advances or new methods of biomass-based diesel production or the development of energy alternatives to biomass-based diesel; our ability to successfully implement our acquisition strategy; our ability to generate revenue from the sale of renewable chemicals, fuels and other products on a commercial scale and at a competitive cost, and customer acceptance of the products produced; whether our Geismar biorefinery will be able to produce renewable diesel consistently or profitably; and other risks and uncertainties described in REG's annual report on Form 10-K for the year ended December 31, 2017, Form 10-Q for the quarter ended March 31, 2018 and other reports subsequently filed with the SEC. All forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in our expectations.

Contacts

Company: Renewable Energy Group, Inc. Todd Robinson Treasurer +1 (515) 239-8048 Todd.Robinson@regi.com

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
REVENUES:
Biomass-based diesel sales	$551,109	$455,928	$825,870	$799,664
Separated RIN sales	26,186	67,349	73,365	124,674
Biomass-based diesel government incentives	915	10,821	366,200	27,762
	578,210	534,098	1,265,435	952,100
Other revenue	1,940	1,005	3,967	1,896
	580,150	535,103	1,269,402	953,996
COSTS OF GOODS SOLD:
Biomass-based diesel	510,380	468,407	916,189	822,258
Separated RINs	11,011	34,218	43,748	80,847
Other costs of goods sold	1,138	1,024	2,276	2,154
	522,529	503,649	962,213	905,259
GROSS PROFIT	57,621	31,454	307,189	48,737
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	24,512	22,812	56,166	45,719
RESEARCH AND DEVELOPMENT EXPENSE	2,485	3,181	9,083	6,779
IMPAIRMENT OF PROPERTY, PLANT AND EQUIPMENT	—	1,341	—	1,341
INCOME (LOSS) FROM OPERATIONS	30,624	4,120	241,940	(5,102)
OTHER INCOME (EXPENSE), NET	7,061	(36,969)	8,931	(42,586)
INCOME (LOSS) BEFORE INCOME TAXES	37,685	(32,849)	250,871	(47,688)
INCOME TAX EXPENSE	(3,835)	(1,960)	(2,632)	(3,035)
NET INCOME (LOSS)	$33,850	$(34,809)	$248,239	$(50,723)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY’S COMMON STOCKHOLDERS	$32,956	$(34,809)	$241,983	$(50,723)
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
BASIC	$0.88	$(0.90)	$6.35	$(1.31)
DILUTED	$0.78	$(0.90)	$5.94	$(1.31)
WEIGHTED AVERAGE SHARES USED TO COMPUTE NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
BASIC	37,413,387	38,679,849	38,112,531	38,639,672
DILUTED	42,079,944	38,679,849	40,713,114	38,639,672

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
AS OF JUNE 30, 2018 AND DECEMBER 31, 2017
(in thousands, except share and per share amounts)

	June 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$221,775	$77,627
Accounts receivable, net	91,248	90,648
Inventories	141,736	135,547
Prepaid expenses and other assets	45,294	51,880
Total current assets	500,053	355,702
Property, plant and equipment, net	591,265	587,397
Goodwill	16,080	16,080
Intangible assets, net	25,944	27,127
Investments	12,153	12,250
Other assets	7,275	7,040
TOTAL ASSETS	$1,152,770	$1,005,596
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Lines of credit	$7,844	$65,525
Current maturities of long-term debt	176,746	13,397
Accounts payable	120,733	84,608
Accrued expenses and other liabilities	31,549	39,187
Deferred revenue	161	2,218
Total current liabilities	337,033	204,935
Unfavorable lease obligation	2,823	3,388
Deferred income taxes	8,430	8,192
Long-term contingent consideration for acquisitions	3,311	8,849
Long-term debt (net of debt issuance costs of $4,592 and $6,627, respectively)	31,006	208,536
Other liabilities	3,379	4,114
Total liabilities	385,982	438,014
COMMITMENTS AND CONTINGENCIES
TOTAL EQUITY	766,788	567,582
TOTAL LIABILITIES AND EQUITY	$1,152,770	$1,005,596